Exhibit 10.2

MARVEL ENTERTAINMENT, INC.

PERFORMANCE-BASED PHANTOM STOCK AGREEMENT

THIS AGREEMENT, dated as of the [__] day of [____], 20[__] (the “Grant Date”), between Marvel Entertainment, Inc. (the “Company”), and [________________________] (“Participant”) , is entered into pursuant to the Marvel Entertainment, Inc. 2005 Stock Incentive Plan (the “Plan”). Capitalized terms used herein, but not defined herein, shall have the meanings ascribed to them in the Plan.

WHEREAS, the Company has adopted the Plan in order to provide additional incentive to certain officers, employees, consultants and directors of the Company and its Subsidiaries; and

WHEREAS, the Committee responsible for administration of the Plan has determined to grant phantom stock to Participant as provided herein.

NOW, THEREFORE, the parties hereto agree as follows:

1.          Grant of Phantom Stock. Pursuant to and subject to the terms and conditions set forth herein and in the Plan, the Committee hereby confirms the grant to Participant of [_____] shares of Phantom Stock, subject to the restrictions set forth herein (the “Phantom Stock”). Each share of Phantom Stock constitutes a conditional right of Participant to receive a cash payment equal to the Fair Market Value (as defined below) of one share of the Company’s common stock, par value $0.01 per share (“Common Stock”), such settlement to occur if and at such time as the Phantom Stock vests. The Phantom Stock is a Performance Award granted under Sections 6(i) and (7) of the Plan and is subject to the risk of forfeiture and other restrictions specified in this Agreement. In no event will actual shares of Common Stock be delivered in settlement of Phantom Stock. All terms, conditions and restrictions of the Plan are incorporated herein and made part hereof as if stated herein. If there is any conflict between the terms and conditions of the Plan and this Agreement, the terms and conditions of the Plan as interpreted by the Committee shall govern.

2.	Grant Date. The Grant Date of the Phantom Stock is as specified in the first paragraph hereof.

3.	Vesting of Phantom Stock.

(a)         Vesting Schedule. The Phantom Stock shall become vested and non-forfeitable only if the following performance goal (the “Performance Goal”) is met: [insert performance criteria expressed in terms of operating income or such other performance criteria as are chosen by the Committee pursuant to the Plan]; provided, that, even if the Performance Goal has not been met, the Phantom Stock shall become vested and non-forfeitable in full immediately upon (i) a Third-Party Change of Control, as defined in subsection (b) below, or (ii) the termination of Participant’s employment with or service to the Company because of Participant’s death or disability, unless the events described in clauses (i) and (ii) of this sentence occur after the Committee has determined that the Performance Goal was not met. If the Performance Goal has been met, then the Phantom Stock shall become vested and non-forfeitable in accordance with the following schedule: [One-half of the Phantom Stock granted hereunder shall become vested and non-forfeitable on the second anniversary of the Grant Date and an additional one-half of the Phantom Stock granted hereunder shall become vested and non-forfeitable on the third anniversary of the Grant Date] [or insert other vesting schedule determined by the Committee].

(b)         Definition of Third-Party Change of Control. For purposes of this Agreement, a Third-Party Change in Control shall be deemed to have occurred if (i) any “person” or “group” (as such terms are used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”)), other than an Excluded Person or Excluded Group (as defined below) (hereinafter, a “Third Party”), is or becomes the “beneficial owner” (as defined in Rule 13d-3 promulgated under the Exchange Act), directly or indirectly, of securities of the Company representing fifty percent (50%) or more of the combined voting power of the Company’s then outstanding securities entitled to vote in the election of directors of the Company, (ii) the Company is a party to any merger, consolidation or similar transaction as a result of which the stockholders of

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the Company immediately prior to such transaction beneficially own securities of the surviving entity representing less than fifty percent (50%) of the combined voting power of the surviving entity’s outstanding securities entitled to vote in the election of directors of the surviving entity or (iii) all or substantially all of the assets of the Company are acquired by a Third Party. “Excluded Group” means a “group” (as such term is used in Sections 13(d) and 14(d) of the Exchange Act) that includes one or more Excluded Persons; provided that the voting power of the voting stock of the Company “beneficially owned” (as such term is used in Rule 13d-3 promulgated under the Exchange Act) by such Excluded Persons (without attribution to such Excluded Persons of the ownership by other members of the “group”) represents a majority of the voting power of the voting stock “beneficially owned” (as such term is used in Rule 13d-3 promulgated under the Exchange Act) by such group. “Excluded Person” means Isaac Perlmutter and Avi Arad or any of their affiliates, any spouse or any lineal descendants of Messrs. Perlmutter or Arad, and any trust established solely for the benefit of, and any charitable trust or foundation established by, Messrs. Perlmutter or Arad or their spouses or lineal descendants and each of their respective affiliates.

4.           Settlement. Each share of Phantom Stock will be settled, at the date on which such share becomes vested and non-forfeitable, by payment of the Fair Market Value of one share of Common Stock to Participant (subject to any applicable withholding under Section 10). Upon settlement of a share of Phantom Stock as provided in the previous sentence, such share of Phantom Stock shall cease to exist and shall provide no further rights to Participant. Elective deferrals of settlement will not be permitted. For purposes of this Agreement, “Fair Market Value” as of a particular date shall mean the closing sales price per share of Common Stock on a national securities exchange for the last preceding date on which there was a sale of such shares on such exchange or, if Common Stock is not then listed on a national securities exchange, “Fair Market Value” shall be determined in good faith by the Committee and (if possible) based on sales prices or quotations on the principal securities market in which Common Stock is then listed or quoted.

5.           Effect of Termination of Employment or Service. Except as otherwise provided in Section 3(a)(ii) hereof or in an employment agreement between Participant and the Company, if Participant’s employment with or service to the Company is terminated for any reason, any portion of the Phantom Stock that has not become vested and non-forfeitable prior to such termination shall be immediately forfeited.

6.           Restriction on Transfer of Phantom Stock. Participant shall have no right to sell, transfer, assign, pledge, or otherwise encumber or dispose of (i) the shares of Phantom Stock (except for forfeitures to the Company) or (ii) any rights relating thereto under this Agreement.

7.	Dividend Equivalents and Adjustments.

(a)         Dividend Equivalents. In the event of dividends or distributions on Common Stock, the following terms and conditions shall apply except as provided in Section 7(b) below:

(i)           In the event of a cash dividend or distribution on Common Stock, the per-share amount of such dividend or distribution shall be paid in cash to Participant with respect to each share of Phantom Stock granted hereunder and shall be non-forfeitable.

(ii)          In the event of a non-cash dividend or distribution in the form of property other than Common Stock payable on Common Stock (including shares of a subsidiary of the Company distributed in a spin-off), a number of additional shares of Phantom Stock shall be deemed granted to Participant as of the payment date for such dividend or distribution equal to the number of shares of Phantom Stock held by Participant as of the record date for such dividend or distribution multiplied by the fair market value, determined in good faith by the Committee, of such property actually paid as a dividend or distribution on each outstanding share of Common Stock at such payment date, divided by the Fair Market Value of a share of Common Stock at such payment date. Any such additional Phantom Stock will become vested and non-forfeitable if and to the same extent as the underlying Phantom Stock becomes vested and non-forfeitable, and shall be subject to all other terms and conditions as apply to such underlying Phantom Stock.

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(iii)         In the event of a dividend or distribution in the form of Common Stock or a split-up of shares, then a number of additional shares of Phantom Stock shall be deemed granted to Participant as of the payment date for such dividend or distribution equal to the number of shares of Common Stock that Participant would have received if the Phantom Stock held by Participant as of the record date for such dividend or distribution had been actual Common Stock held by Participant at that date. Any such additional Phantom Stock will become vested and non-forfeitable if and to the same extent as the underlying Phantom Stock becomes vested and non-forfeitable, and shall be subject to all other terms and conditions as apply to such underlying Phantom Stock.

(b)         Adjustments. The Committee shall conclusively determine the appropriate adjustments, if any, to the number of shares of Phantom Stock and the kind of shares to which Phantom Stock relates, the number of shares of Phantom Stock to become vested and non-forfeitable, and other terms and conditions of the Phantom Stock or otherwise contained in this Agreement, in order to prevent dilution or enlargement of Participant’s rights hereunder and to reflect any changes in the number of outstanding shares of Common Stock resulting from any Change in Capitalization, taking into account any Phantom Stock or other amounts paid or credited to Participant in connection with such event under Section 7(a) hereof. In addition, the Committee may vary the treatment of any dividend or distribution as specified under Section 7(a) (including in case of an extraordinary cash dividend), in its discretion. The Committee may determine how to treat any fractional share of Phantom Stock resulting under this Agreement.

8.	Other Terms of Phantom Stock.

(a)         No Stockholder Rights; Unfunded Award. Participant shall have no rights of a stockholder of the Company with respect to Phantom Stock. Any provision for distribution in settlement of Phantom Stock hereunder shall be by means of bookkeeping entries on the books of the Company and shall not create in Participant or any beneficiary any right to, or claim against, any specific assets of the Company, nor result in the creation of any trust or escrow account for Participant. With respect to any entitlement of Participant or any beneficiary to any distribution hereunder, Participant or such beneficiary shall be a general creditor of the Company.

(b)         Consideration for Grant of Phantom Stock. Participant shall be required to pay no cash consideration for the grant of the Phantom Stock.

(c)          Income Taxes and Deferral. Participant is solely responsible and liable for the satisfaction of all taxes and penalties that may arise in connection with the Phantom Stock awarded pursuant to this Agreement (including any taxes arising under Section 409A of the Code), and the Company shall not have any obligation to indemnify or otherwise hold Participant harmless from any or all of such taxes. The Committee shall have the discretion to unilaterally modify Participant’s award pursuant to this Agreement in a manner that conforms with the requirements of Section 409A of the Code and/or that voids any election to the extent it would violate Section 409A of the Code, and, for any distribution election that would violate Section 409A of the Code, the Committee shall have the discretion to unilaterally to make distributions pursuant to this Agreement at the earliest to occur of a distribution event that is allowable under Section 409A of the Code or any distribution event that is both allowable under Section 409A of the Code and is elected by the Participant, subject to any second election to defer, provided that the Committee permits second elections to defer in accordance with Section 409A(a)(4)(C) of the Code. The Committee shall have the sole discretion to interpret the requirements of the Code, including Section 409A, for purposes of the award of Phantom Stock pursuant to this Agreement.

(d)        Statements. An individual statement or equivalent information as to Participant’s Phantom Stock will be issued at such times and in such form as may be determined by the Company. Such a statement may be combined with or include information regarding other plans and compensatory arrangements for employees.

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(e)       Extraordinary Compensation. The value of the Phantom Stock is an extraordinary item of compensation, in the nature of a bonus, and as such is not part of normal or expected compensation for purposes of calculating any severance, resignation, redundancy, end-of-service payments, bonuses, long-service awards, pension or retirement benefits or similar payments.

(f)          Compliance Matters. The Company shall have no obligation to settle Phantom Stock until such time as counsel to the Company shall have determined that such actions by the Company are in compliance with all applicable laws and regulations of governmental authorities and the requirements of any securities exchange on which shares of Common Stock are traded.

9.           No Right to Continued Employment. Nothing in this Agreement or the Plan shall be interpreted or construed to confer upon Participant any right with respect to continuance of employment by the Company or any subsidiary, nor shall this Agreement or the Plan interfere in any way with the right of the Company to terminate Participant’s employment at any time.

10.         Withholding of Taxes. The Company shall have the right to deduct from any distribution of cash to Participant an amount equal to the federal, state and local income taxes and other amounts as may be required by law to be withheld (the “Withholding Taxes”) with respect to the Phantom Stock and any distribution relating thereto.

11.         Receipt of Plan. Participant hereby acknowledges receipt of a copy of the Plan. Participant hereby acknowledges that all decisions, determinations and interpretations of the Committee in respect of the Plan, this Agreement and the Phantom Stock shall be final and conclusive.

12.         Modification of Agreement. This Agreement may be modified, amended, suspended or terminated, and any terms or conditions may be waived, but only by a written instrument executed by the Company and, if such change is materially adverse to or imposes any additional obligation on Participant, by Participant.

13.         Severability. Should any provision of this Agreement be held by a court of competent jurisdiction to be unenforceable or invalid for any reason, the remaining provisions of this Agreement shall not be affected by such holding and shall continue in full force in accordance with their terms.

14.         Governing Law. The validity, interpretation, construction and performance of this Agreement shall be governed by the laws of the State of New York without giving effect to the conflicts of laws principles thereof.

15.         Successors in Interest. This Agreement shall inure to the benefit of and be binding upon any successor corporation to the Company. This Agreement shall inure to the benefit of Participant’s legal representatives. All conditions and other terms imposed upon Participant and all rights granted to the Company under this Agreement shall be final, binding and conclusive upon Participant’s heirs, executors, administrators and successors.

16.         Entire Agreement. This Agreement contains the entire understanding between the parties hereto with respect to the subject matter hereof and supersedes all other prior agreements and understandings, both written and oral, between the parties hereto with respect to the subject matter hereof.

17.         Resolution of Disputes. Any dispute or disagreement which may arise under, or as a result of, or in any way relate to, the interpretation, construction or application of this Agreement shall be determined by the Committee. Any determination made hereunder shall be final, binding and conclusive on Participant and the Company for all purposes.

COMPANY:

MARVEL ENTERTAINMENT, INC.

By:	______________________________

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Name:

Title:

PARTICIPANT:

_______________________________________

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